Exhibit 1.A.(5)(b)


                   FULL DEATH BENEFIT RIDER (FDB)

                   This rider is a part of the base policy whose policy number is shown below. If not shown below, the Rider Date is shown on the Policy Data Page.

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RIDER DATA         BASE POLICY NUMBER

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DEFINITIONS        JOINT INSUREDS        The persons upon whose lives this base
                                         policy is issued. The Policy Data Page
                                         lists the Joint Insureds.

                   -------------------------------------------------------------
                   YOU, YOUR             The current owner of the base policy.

                   -------------------------------------------------------------
                   WE, US, OUR           ReliaStar Life Insurance Company at our
                                         Home Office in Minneapolis, Minnesota.

                   -------------------------------------------------------------
                   WRITTEN, IN WRITING   A written request or notice, signed and
                                         dated, and received at our Home Office
                                         in a form we accept. You may get forms
                                         for this purpose from us.

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DEATH BENEFIT      This rider deletes the following sentence from the Death
                   Benefits provision of the Summary of Benefits on page 3 of the base policy:

                   The Death Benefit after the younger Joint Insured reaches age 100 is the Accumulation Value.

                   This rider replaces the entire Death Benefit Options provision on page 5 of the base policy with the following:

                   This policy has two Death Benefit Options:

                   OPTION A (LEVEL AMOUNT OPTION) - The Death Benefit is the greater of:

                   1.
                   The Face Amount; or

                   2.
                   The Accumulation Value multiplied by the Corridor Percentage, as shown on the Policy Data Page, according to the younger Joint Insured's attained age.

                   OPTION B (VARIABLE AMOUNT OPTION) - The Death Benefit is the greater of:

                   1.
                   The Face Amount plus the Accumulation Value; or

                   2.
                   The Accumulation Value multiplied by the Corridor Percentage, as shown on the Policy Data Page, according to the younger Joint Insured's attained age.

                   On the policy anniversary after the younger Joint Insured attains age 100, all of the Variable Accumulation Value will be transferred to the Fixed Account. Subsequent transfers to the Variable Account will not be allowed. The subsequent Corridor Percentage will be 100% and no subsequent cost of insurance will be charged for the base policy.

                   If the policy is in force on the policy anniversary after the younger Joint Insured attains age 100, the policy will not lapse thereafter.




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[LOGO] RELIASTAR   RELIASTAR LIFE        Executed at our Home Office
                   INSURANCE COMPANY     ---------------------------------------
                                         Robert C. Salipante           President
                   Box 20                ---------------------------------------
                   Minneapolis
                   Minnesota 55440               /s/ Robert C. Salipante

                                         ---------------------------------------
                                         Susan M. Bergen               Secretary
                                         ---------------------------------------

                                                /s/ Susan M. Bergen

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85-845                                                                   1(2-00)
                                                                 ---------------

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COST OF INSURANCE  We determine the cost of insurance for this rider on a monthly basis. The cost of insurance for a policy month is calculated as 1 multiplied by the result of 2 minus 3, [1 x (2 - 3)], where

                   1.
                   Is the cost of insurance rate for the rider as shown on the Policy Data Page;

                   2.
                   Is the Death Benefit of the base policy at the beginning of the policy month, divided by the sum of 1.000000 plus the Minimum Monthly Interest Rate shown on the Policy Data Page; and

                   3.
                   Is the Accumulation Value immediately before the Monthly Deduction minus the cost for any rider benefits for the policy month.

                   The cost of insurance is never less than zero.

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REINSTATEMENT      This rider cannot be reinstated.

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AMENDMENT TO       We reserve the right to amend a transfer as necessary to
CONFORM TO LAW     maintain the policy's qualification with the Definition of
                   Life Insurance as defined by the Internal Revenue Code.

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TERMINATION        This rider will terminate on the earliest of the following dates:

                   1.

                   The Monthly Anniversary on or next following our receipt at our Home Office of your written request for termination; or

                   2.
                   When the base policy ends.

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